Exhibit 32.1

National Automation Services, Inc.

 Certification of Principal Executive Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the quarterly report of National Automation Services, Inc. (the “Company”) on Form 10-Q/A for the nine months ended September 30, 2012, Robert W Chance hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:           April 23, 2013

/s/ Robert W Chance
Robert W. Chance
Principal Executive Officer